UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

Ryerson Inc.

(Exact Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Filed by: Ryerson Inc.

Pursuant to Rule 14a-12

under the Securities Exchange Act of 1934

Subject Company: Ryerson Inc.

Commission File No. 001-09117

The following is a letter and information sheet sent to Ryerson stockholders, beginning on August 1, 2007, with the definitive proxy statement for Ryerson’s 2007 annual meeting of stockholders.

Neil S. Novich Chairman, President & Chief Executive Officer

August 1, 2007

Dear Stockholder:

I hope you will join us at our 2007 Annual Meeting of Stockholders on Thursday, August 23, 2007, in Chicago, Illinois. The annual meeting will be held at 8:00 a.m., Central time, at the Conrad Hotel, 521 North Rush Street, Chicago, Illinois 60611.

Please find enclosed a formal notice for the meeting and our proxy statement. At this year’s annual meeting you will be asked to elect directors of the company; ratify the selection of Ernst & Young LLP as the company’s independent registered public accounting firm for 2007; approve the Ryerson Annual Incentive Plan; and vote on two stockholder proposals.

For the past several months the company has been engaged in a thorough review of strategic alternatives in order to identify potential initiatives that will provide the greatest value for our stockholders. This review included comparing the company’s strategic plan with other alternatives, including, but not limited to, a sale of the company to strategic or financial buyers. The board worked closely with our financial advisors to ensure a comprehensive and complete review was carried out to determine the best course of action for all of our stockholders. During the strategic review, the board instructed UBS Investment Bank to solicit interested parties to submit formal proposals to acquire Ryerson. Over 50 potential acquirers were identified and contacted, including foreign and domestic mills and service centers, as well as financial buyers.

Subsequently, on July 24, 2007 Ryerson entered into a definitive agreement to be acquired in a merger transaction by Platinum Equity, a leading investment company with significant industry experience. Under the agreement, Platinum will acquire all the outstanding shares of Ryerson for $34.50 per share in cash.

Your board of directors believes this is a good price as it represents a 15% premium over Ryerson’s closing share price of $30.01 on February 13, 2007, the day prior to the announcement of the board’s review of strategic alternatives, and a premium of 45% over the closing share price of $23.77 on December 13, 2006; the day Harbinger Capital Partners, a holder of 9.57% of the company’s stock, made a filing with the Securities and Exchange Commission indicating it was considering taking a number of actions regarding its investment in Ryerson.

In an effort to obtain the maximum value for our stockholders, we continue to remain open to receiving alternative offers. Under the terms of the agreement, Ryerson also is continuing to solicit alternative proposals from third parties until August 18, 2007 and intends to consider any such proposals with the assistance of our advisors.

Prior to the announcement of our agreement with Platinum, Harbinger Capital Partners nominated seven director candidates for election at this year’s meeting. We see this as an attempt by Harbinger to take control of your company without paying stockholders anything, much less a premium for the transfer of control to Harbinger’s nominees. Harbinger declined to participate in the sale process and has failed to put forth a strategic plan of its own. We believe it is not in your best interests to elect Harbinger’s nominees. We strongly recommend that you vote AGAINST Harbinger’s proposals.

Your vote is important to us and the future of Ryerson. Whether you plan to attend the annual meeting in person or not, we request that you promptly mark, sign, date and return the enclosed proxy card in the postage-paid envelope or instruct us by telephone or via the internet as to how you would like your shares voted.

Sincerely,

Neil S. Novich

2621 West 15th Place

Chicago, IL 60608

Board Members

Jameson A. Baxter is president of Baxter Associates, Inc., a private investment firm specializing in strategic planning and corporate finance.

Richard G. Cline is chairman of Hawthorne Investors, Inc., a private management advisory services and investment firm. He is retired chairman of Hussmann International, Inc., a manufacturer of refrigeration systems for the commercial food industry.

Russell M. Flaum is executive vice president of Illinois Tool Works, Inc., a manufacturer of engineered components and industrial systems.

James A. Henderson is retired chairman and chief executive officer of Cummins Inc., a manufacturer of diesel engines.

Gregory P. Josefowicz is retired chairman, president and chief executive officer of Borders Group, Inc., an operator of book superstores and mall-based bookstores.

James R. Kackley is retired audit partner of Arthur Andersen and chief financial officer of Anderson Worldwide, a professional services firm.

Dennis J. Keller is chairman of DeVry Inc., a publicly held higher education company.

Martha Miller de Lombera is retired vice president and general manager of Latin American North Market Development Organization of The Procter & Gamble Company, a manufacturer and marketer of a broad range of consumer products.

Neil S. Novich is chairman, president, and chief executive officer of Ryerson. He previously headed the Distribution and Logistics Practice at Bain & Company, an international management consulting firm.

Jerry K. Pearlman is retired chairman and chief executive officer of Zenith Electronics Corporation, a manufacturer of consumer electronics and cable television products.

Anré D.Williams is president – Global Commercial Card, American Express Company, a travel and financial services company.

Executive Officers (as of July 1, 2007)

Neil S. Novich	Stephen E. Makarewicz	Lily L. May
Chairman, President,	President, Ryerson	Vice President, Controller
Chief Executive Officer	South and Vice President,	and Chief Accounting Officer
Chicago Division
Jay M. Gratz		Terence R. Rogers
Executive Vice President	William Korda	Vice President,
and Chief Financial Officer	Vice President,	Finance and Treasurer
Human Resources
Gary J. Niederpruem		Virginia M. Dowling
Executive Vice President	M. LouiseTurilli	Vice President,
	Vice President and	Deputy General Counsel
Anita J. Pickens	General Counsel	and Secretary
Executive Vice President
Darell R. Zerbe
James M. Delaney	Vice President,
President, Global Accounts	Information Technology
Chief Information Officer

Stockholder Information

Corporate Office

Ryerson Inc.

2621 West 15th Place

Chicago, IL 60608

773-762-2121

www.ryerson.com

10-K Report

Stockholders may obtain a copy of Ryerson’s Form 10-K Annual Report for 2006 (excluding exhibits) without charge by writing the investor relations contact (or corporate secretary) at the corporate office. The company will furnish any exhibit upon written request.

CEO and CFO Certification

In 2006, Ryerson’s CEO provided to the New York Stock Exchange certification regarding compliance with corporate governance listing standards. In addition, the Company’s CEO and CFO filed all required certifications, including Sarbanes-Oxley Section 302 certification concerning the quality of Ryerson’s public disclosures, as exhibits to its Annual Report on Form 10-K for the year ended December 31, 2006, filed with the U.S. Securities and Exchange Commission on March 14, 2007.

Investor Relations Contact

Terence R. Rogers

Vice President, Finance and Treasurer

773-788-3720

Stock Exchange Listing

Ryerson’s common stock is listed on the New York Stock Exchange under the symbol RYI.

StockTransfer Agent

The Bank of New York

1-800-524-4458

Address stockholder inquiries to:

Shareholder Relations Department

P.O. Box 11258

Church Street Station

New York, NY 10286

E-mail address: Shareowner-svcs@bankofny.com

The Bank of New York’s Stock Transfer Web site: www.stockbny.com

Send certificates for transfer and address changes to:

Receive and Deliver Department

P.O. Box 11002

Church Street Station

New York, NY 10286

Stock Ownership

As of June 29, 2007, there were approximately 7,009 record holders of the company’s common stock.

Forward-Looking Statements

Certain statements in this publication may constitute “forward-looking statements” within the meaning of federal securities laws. The company’s Safe Harbor Statement, describing those statements and detailing certain risks and uncertainties involved with those statements, is found in the 2007 Annual Report on Form 10-K.